Exhibit 99.2




                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Siebert Financial Corp. (the "Company") on Form 10-Q for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph M. Ramos, Jr., in my capacity as Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

         1. the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and the results of operations of the Company for the period covered by the Report.



       /s/ Joseph M. Ramos, Jr.                         Dated:  May 14, 2003
       --------------------------------------------
       Joseph M. Ramos, Jr.
       Executive Vice President and Chief Financial Officer
      (principal financial and accounting officer)



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO SIEBERT FINANCIAL CORP. AND WILL BE RETAINED BY SIEBERT FINANCIAL CORP. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.